Exhibit 21.1

Blackhawk Network Holdings, Inc.
Schedule of Subsidiaries

The following is a list of the Company’s U.S. and international subsidiaries January 3, 2015. Certain subsidiaries are not named because they were not significant in the aggregate.

Subsidiary    Jurisdiction
Blackhawk Network, Inc.    Arizona
Blackhawk Network Brasil S.A.*    Brazil
Blackhawk Network (Europe) Limited    United Kingdom
Blackhawk Network (UK) Ltd.    United Kingdom
Blackhawk Network Korea, LLC    South Korea
Blackhawk Network (Japan) KK    Japan
Blackhawk Network (Canada) Ltd.    Canada
Blackhawk Network (Australia) Pty Ltd    Australia
Blackhawk Network California, Inc.    California
Cardpool, Inc.    Delaware
Incentec Solutions, Inc.    Arizona
CardLab, Inc.    Delaware
GiftCardLab, Inc.    South Dakota
CardLab (TX), Inc.    Texas
Blackhawk Engagement Solutions (DE), Inc.    Delaware
Blackhawk Engagement Solutions, Inc.    Maryland
Blackhawk Engagement Solutions (MD), Inc.    Maryland
Global Rewards Fulfillment, Inc.    Maryland
Beget, Inc.    Delaware
Parago Communications Canada, Inc.    Canada
Parago UK Limited    United Kingdom
Intuitive Group International Limited    United Kingdom
Blackhawk Engagement Solutions (UK) Ltd.    United Kingdom
EWI Holdings, Inc.    Delaware
Blackhawk Network Mexico S de R.L. de C.V.    Mexico
Blackhawk Support Services (El Salvador), Ltda. de C. V.    El Salvador
Blackhawk Network (Overseas Territories), LLC    Delaware
Blackhawk Network (Singapore) Pte. Ltd.    Singapore
BH Network Holdings (Europe) B.V.    The Netherlands
Blackhawk Network (France) SARL    France
Blackhawk Network Ireland Limited    Ireland
BNT Ireland Limited    Ireland
Blackhawk Network Luxembourg S.à r.l.    Luxembourg
Blackhawk Network Germany GmbH    Germany
Retailo AG     Germany
Retailo Switzerland AG*     Switzerland
Retailo Austria GmbH    Austria
Advano GmbH*    Germany
Retailo Geschenkkarten Filialbetriebs GmbH    Germany
Retailo Suppliers GmbH    Germany
Retailo Convenience GmbH    Germany
Blackhawk Network Asia Pacific Holdings Limited    Hong Kong
Blackhawk Information Technology Service (Shanghai) Co., Ltd.    China

* Majority owned